Report of Independent Registered Public Accounting Firm


To the Board of Directors of
Small Cap Value Fund, Inc.

We have examined management's assertion about Small Cap Value
  Fund, Inc.'s compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 (the
"Act") as of May 31, 2011 included in the accompanying Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940.
  Management is responsible for the
Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered
necessary in the circumstance.  Included among our procedures were the following tests performed as of May 31, 2011, and with respect to agreement of security purchases and sales, for the period from January
1, 2011 through May 31, 2011.

*	Confirmation of all securities held by Charles Schwab
 & Co. in book entry form;

*	Reconciliation of all such securities to the books
and records of the Fund and Charles Schwab &
Co.;

*	Agreement of all security purchases and security
sales from January 1, 2011 to May 31, 2011 from the books and records of the Fund to broker confirmations.

We believe that our examination provides a reasonable basis
 for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that Small Cap Value
  Fund, Inc. was in compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 of the
 Investment Company Act of 1940 as of May
31, 2011 with respect to securities reflected in the investment account of the Company is fairly stated, in all material respects. This report is intended solely for the information and use of management of Small
Cap Value Fund, Inc. and the Securities and Exchange Commission
 and should not be used for any other
purpose.

PMB Helin Donovan, LLP

Dallas, TX
July 18, 2011